Exhibit 99.1

IPC AGREES TO SALE TO VALIDUS

Revised Offer Provides $7.50 in Cash per Share and Greater Certainty

Combination Provides Compelling Value to IPC Shareholders

HAMILTON, Bermuda – July 9, 2009 – IPC Holdings, Ltd. (NASDAQ: IPCR; BSX: IPCR BH) today announced that its Board of Directors has unanimously approved a definitive amalgamation agreement with Validus Holdings, Ltd. (NYSE:VR). Under the terms of the agreement, holders of IPC common stock will receive $7.50 per share in cash and a fixed exchange ratio of 0.9727 Validus shares for each IPC share. Upon closing of the transaction, IPC shareholders will receive approximately $424 million cash in aggregate and will own approximately 38% of the combined company on a fully diluted basis (with Validus’s shareholders owning approximately 62%).

The revised amalgamation agreement with Validus provides greater certainty for IPC’s shareholders with no termination rights related to catastrophe losses. In addition, Aquiline Capital Partners LLC, Vestar Capital Partners, and New Mountain Capital, LLC, which collectively owned approximately 38% of Validus’s outstanding voting common shares as of April 30, 2009, have agreed to vote in favor of the issuance of Validus shares in connection with the transaction. Validus has also agreed to pay upfront the $50 million termination fee due under the IPC / Max transaction.

Kenneth L. Hammond, Chairman of IPC, said, “Our number one priority has always been to maximize value for IPC shareholders. Over the past several weeks, we conducted a thorough and intensive process that included negotiations with, and offers from, multiple parties. We believe that the agreement we announced today represents the best outcome for our shareholders.

“The significantly higher cash component and absence of book value related termination rights, increases the certainty of value and lessens the risk for IPC’s shareholders. At the same time, IPC shareholders will still be able to participate in the upside of owning shares in a larger, stronger and better capitalized underwriting platform.

“We thank the other parties for their interest in IPC and for the enormous amount of work expended in such a short period of time. We look forward to both IPC and Validus shareholders approving this transaction and to closing shortly thereafter.”

Completion of the transaction is contingent upon customary closing conditions, including the approvals of shareholders of both companies. The transaction is expected to close in the third quarter 2009. J.P. Morgan Securities Inc. acted as financial advisor and delivered a fairness opinion and Sullivan & Cromwell LLP and Mello Jones & Martin as legal counsel.

Conference Call

Validus and IPC will host a joint conference call for investors, analysts, and other interested parties today at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing 1-800-860-2442 (U.S. callers) or 1-412-858-4600 (International callers). Those who intend to participate in the call should dial in at least 10 minutes in advance. Presentation materials for the call will be available on Validus’ website, www.validusre.bm, in advance of the call. A live webcast of the call will be available via the website of Validus at www.validusre.bm. A replay of the call will be available through July 23, 2009 by dialing 1-877-344-7529 and entering the passcode 432229#. A replay of the webcast will be available on the Validus website.

About IPC Holdings, Ltd.

IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, aviation, property-per-risk excess and other short-tail reinsurance on a worldwide basis.

Contacts:

Media

The Abernathy MacGregor Group

Chuck Burgess, Mike Pascale or Allyson Morris

+1-212-371-5999

Investors

Innisfree M&A Inc.

Arthur Crozier

+1-212-750-5833

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This press release may include forward-looking statements, both with respect to the parties and their industry, that reflect their current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “confident,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the parties’ control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. The parties believe that these factors include, but are not limited to, the following: 1) Validus and IPC may be unable to complete the proposed amalgamation because, among other reasons, conditions to the closing of the proposed amalgamation may not be satisfied or waived; 2) uncertainty as to the actual premium that will be realized by IPC shareholders in connection with the proposed amalgamation; 3) uncertainty as to the long-term value of Validus common shares; 4) unpredictability and severity of catastrophic events; 5)

rating agency actions; 6) adequacy of Validus’ or IPC’s risk management and loss limitation methods; 7) cyclicality of demand and pricing in the insurance and reinsurance markets; 8) Validus’ limited operating history; 9) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 10) adequacy of Validus’ or IPC’s loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition; 14) potential loss of business from one or more major insurance or reinsurance brokers; 15) Validus’ or IPC’s ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 16) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 17) the integration of Talbot or other businesses Validus may acquire or new business ventures Validus may start; 18) the effect on Validus’ or IPC’s investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 19) acts of terrorism or outbreak of war; 20) availability of reinsurance and retrocessional coverage; 21) failure to realize the anticipated benefits of the proposed amalgamation, including as a result of failure or delay in integrating the businesses of Validus and IPC; and 22) the outcome of any legal proceedings to the extent initiated against Validus, IPC and others following the announcement of the proposed amalgamation, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ADDITIONAL INFORMATION ABOUT THE PROPOSED AMALGAMATION AND WHERE TO FIND IT:

The issuance of Validus shares to IPC shareholders in the amalgamation will be submitted to shareholders of Validus for their consideration. The proposed amalgamation will be submitted to shareholders of IPC for their consideration. Validus and IPC shareholders are urged to read the joint proxy statement/prospectus for the proposed amalgamation when it is filed, and any amendment or supplement thereto that may be filed, with the SEC because they will contain important information. This press release is not a substitute for the joint proxy statement/prospectus or any other documents which Validus or IPC may send to their respective shareholders in connection with the proposed amalgamation. All such documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000, or IPC through John Weale, Chief Executive Officer and Chief Financial Officer, at +1-441-298-5100.

This press release does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a proxy statement/prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION:

Validus and IPC and their directors and executive officers are deemed to be participants in any solicitation of Validus and IPC shareholders in connection with the proposed amalgamation. Information about Validus’ directors and executive officers is available in Validus’ definitive proxy statement, dated March 25, 2009, for its 2009 annual general meeting of shareholders. Information about IPC’s directors and executive officers is available in IPC’s Amendment No. 1 to Form 10-K, dated April 30, 2009, for the fiscal year ended December 31, 2008.